SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                February 20, 2003
                Date of Report (date of earliest event reported)



                                 Instanet, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)

           Nevada                   333-56250                 84-1575085
           ------                   ---------                 ----------
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)              I.D. Number)


                         2560 W. Main Street, Suite 200
                            Littleton, Colorado 80120
                            -------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 794-9450


                                 Not Applicable
                -------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     Effective February 20, 2003, Timothy Brasel and family entities controlled by Timothy Brasel (collectively, "Timothy Brasel") purchased from Business Development Corporation ("BDC"), an entity controlled by Van Perkins, 337,500 shares of the Registrant's common stock for $65,000 and paid $20,000 for an option to purchase an additional 337,500 shares of the Registrant's common stock for an additional $65,000 with all such consideration paid from personal funds. Timothy Brasel previously owned or controlled 20,000 shares. By virtue of the above transaction, Timothy Brasel owns or controls 357,500 shares or 23.7% of the 1,508,000 shares of the Registrant's common stock currently outstanding and upon exercise of the option, Timothy Brasel will own or control 695,000 shares or 46.1% of the 1,508,000 shares outstanding.

     Also, effective March 4, 2003, Mathis Family Partners, Ltd., an entity controlled by Earnest Mathis, an officer and director of the Registrant, purchased from BDC for $5,000 from personal funds an option to purchase 225,000 shares of the Registrant's common stock at an exercise price of $10,000. Mathis Family Partners, Ltd. and EARNCO, an entity also controlled by Earnest Mathis previously owned 450,000 and 35,750 shares, respectively, of the Registrant's common stock or collectively 32.2% of the Registrant's 1,508,000 shares of outstanding common stock. Upon exercise of the option, Mathis Family Partners, Ltd. and EARNCO will collectively own 710,750 shares or 47.1% of the Registrant's 1,508,000 shares of outstanding common stock.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: March 5, 2003

                                         INSTANET, Inc.


                                         By: /s/ Earnest Mathis
                                         ---------------------------------------
                                         Earnest Mathis, Chief Executive Officer